UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2007
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1: FORM OF EIGHTH AMENDMENT TO RECEIVABLES PURCHASE AND TRANSFER AGREEMENT

Item 1.01 Entry Into a Material Definitive Agreement.
On March 7, 2007, BioScrip, Inc., through its subsidiaries BioScrip PBM Services, LLC, BioScrip Pharmacy Services, Inc., BioScrip Infusion Services, Inc., BioScrip Pharmacy (NY), Inc., BioScrip Pharmacy, Inc., Natural Living, Inc. and BioScrip Infusion Services, LLC (collectively, the “Providers”), entered into an Eighth Amendment, effective as of December 29, 2006, to its Receivables Purchase and Transfer Agreement, dated as of November 1, 2000 (the “RPTA”), among the Providers and MIM Funding LLC (the “Purchaser”), which was consented to by BioScrip, Inc. and HFG Healthco-4 LLC, an affiliate of Healthcare Finance Group, Inc. (“HFG”). The Amendment modified the method of calculating Consolidated Net Worth and Consolidated EBITDA.
The foregoing summary is qualified in its entirety by reference to the complete text of the Eighth Amendment to the RPTA, a copy of which is attached as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following are furnished as exhibits to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Form of Eighth Amendment to the Receivables Purchase and Transfer Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 12, 2007	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel

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